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                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT


            THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of this 15th day of August, 1997, is entered into between Western Water Company, a California corporation (the "Company"), and Peter L. Jensen ("Executive").

        RECITALS

        A. The Company and Executive are currently parties to an Employment Agreement dated as of January 1, 1994 (the "Old Agreement").

        B. The Company and Executive desire to terminate the Old Agreement effective as of the date hereof and to employ Executive as an officer of the Company on the terms and subject to the conditions of this Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the Company and Executive agree as follows:

                                    AGREEMENT

        1.      EMPLOYMENT.

        The Company hereby employs Executive to render services as Chairman of the Board and President of the Company. The Company agrees that Executive will be located, and will render such services, in the San Diego Metropolitan area. Executive shall serve as Chief Executive Officer of the Company. Executive hereby accepts such employment and agrees to render his services fully, faithfully, and to the best of his ability, on a full-time basis, subject to the direction and control of the Company's Board of Directors. Executive's services shall be exclusive to the Company.

        2.      TERM.

        Subject to the provisions of Paragraph 6 below, the term of this Agreement shall be for a period of two (2) years commencing on August 16, 1997 and ending on August 15, 1999.



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        3.      COMPENSATION AND BENEFITS.

                (1)     Base Salary.

                For the services to be rendered by Executive under this Agreement, the Company shall pay Executive a base salary of not less than two hundred fifty thousand ($250,000) per year payable in equal monthly installments, less income tax withholdings and other normal employee deductions. Executive's base salary shall be automatically adjusted each year in proportion to annual changes in the cost of living index as published by the U.S. Government for the San Diego area.

                (2)     Stock Options.

                Executive shall participate in incentive compensation programs and in stock option plans to the extent deemed appropriate by the Board of Directors.

                (3)     Other Benefit Plans.

                Executive shall participate in and receive benefits under and in accordance with the provisions of any employee benefit plan adopted or to be adopted by the Company and which is generally applicable to executives of the Company.

        4.      VACATION.

        Executive shall be entitled to a vacation of four (4) weeks during each year. Vacation time that is accrued but unused during any such year shall not carry on to subsequent years but shall be forfeited by Executive, unless the Company otherwise agrees in writing. Executive may not, without the Company's prior written consent, use any vacation time prior to accrual thereof.

        5.      REIMBURSEMENT FOR EXPENSES.

        Executive shall be entitled to incur on behalf of the Company reasonable and necessary expenses in connection with his duties and the Company shall not unreasonably withhold reimbursement for all such expenses, provided they have been incurred for and promote the business of the Company. Executive agrees to provide the Company with records and other documentary evidence necessary to substantiate each such expenditure as an income tax deduction. Executive understands that failure to provide such documentation may result in the Company denying reimbursement of some or all of the expense for which reimbursement is sought.

        6.      TERMINATION.

        Executive's employment under this Agreement shall terminate:

                        (i)     upon death of Executive;



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                        (ii)    upon written notice from the Company to
                        Executive in the event of an illness or other cause incapacitating him from performing his duties for six consecutive months.

                        (iii) upon written notice from the Company in the event that Executive commits any felonious act, is guilty of gross negligence in the performance of his duties, or willfully fails or refuses to comply with the reasonable directions of the Board of Directors; or

                        (iv) without cause and for any reason at any time on two (2) years' written notice by the Company.

        7.      UNFAIR COMPETITION.

                (a)     Confidential Information.

                In the course of his agreement, Executive will have access to confidential records and information of the Company. During his employment by the Company and thereafter, Executive will not directly or indirectly disclose or misuse any such information except in accordance with his duties under this Agreement. This provision of this Paragraph 7 shall survive the expiration or termination, for any reason, of this Agreement or Executive's employment.

                (b)     Noncompetition.

                During the term hereof and for a period of two (2) years following termination of his employment, Executive agrees not to carry on in any state of the United States of America or in any foreign country in which the Company or any subsidiary or affiliate thereof is conducting business, either for himself or as any member of any partnership, or as a stockholder, director, officer, agent, or employee of another person, firm or corporation or otherwise, any business similar to that being carried on by the Company (or any subsidiary or affiliate thereof) if such business carried on by the Executive is materially detrimental to the Company; provided, however, that the mere ownership by Executive of not more than 5% of any corporation or similar business venture shall not be deemed to be a violation of this covenant. In the event that Executive shall be employed by any corporation or business entity which is organized by the Company, then the provisions of this Paragraph 7 shall transfer to the Executive's employment arrangements with that corporation or business entity.

                (c)     Savings Clause.

                Executive acknowledges that the above restrictions on his activities are fair and reasonable for the protection and the goodwill of the Company. If a court of competent jurisdiction determines any of the above restrictions to be unreasonable to any extent, however, the parties intend that the restriction or scope of such covenants be reduced to the extent necessary to be reasonable and enforceable.




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                (d)     Injunctive Relief.

                Executive further acknowledges that a breach or violation of the covenants contained in this Paragraph 7 will cause severe and irreparable harm to the Company and that recovery by the Company of monetary damages will not constitute an adequate remedy. Accordingly, in the event of any breach or violation of such covenants by Executive, the Company shall have the right to have Paragraph 7 of this Agreement specifically enforced by any court having equity jurisdiction, without requirement of bond or showing of actual damages. Nothing set forth herein shall limit or restrict any other rights and remedies the Company may have available to it under law or in equity.

                (e)     Accounting.

                The Company shall have the right to require Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively "Benefits") derived or received by Executive as the result of any transaction constituting a breach of this Agreement, and Executive agrees to account for and pay over such Benefits to the Company.

                (f)     Extension of Covenants.

                The duration of these restrictive covenants and agreements shall be extended by a period equal to the duration of any breach thereof and if there is found to be a breach thereof, the pendency of any litigation, including any appears, relating thereto reason, of this Agreement or Executive's employment.

                (g)     Survival of Restrictions

                The provisions of this Paragraph 7 shall survive the expiration or termination, for any reason, of this Agreement or Executive's employment.


        8.      MERGER OR REORGANIZATION.

        This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company or by any merger or consolidation where the Company is not the surviving or resulting corporation, or upon any transfer of all or substantially all of the assets of the Company. In the event of any such merger or consolidation or transfer of assets, the provisions of this Agreement shall be binding on and shall inure to the benefit of the surviving or resulting corporation or the corporation to which such assets shall be transferred. In the event that Executive is employed pursuant to a written employment contract by a corporation or business entity which is organized by the Company, then immediately thereupon Executive shall resign from employment by the Company, and as a director, and this Agreement shall terminate and Executive shall be paid or compensated for salary and benefits accrued to the date of Executive's resignation. In event of such resignation by Executive, all options




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granted to Executive to the date of such resignation which have not previously vested shall immediately vest and Executive shall have three (3) years in which to exercise same and any and all other Company stock options held by Executive.

                (a) In the event of a merger or sale of the Company where the Company is not the surviving or resulting company or upon any transfer of all or substantially all of the assets of the Company, all outstanding options shall become fully vested on the closing date of such transaction.

        9.      ARBITRATION.

        Any controversy or claim arising out of or relating to this Agreement, the breach thereof, or the coverage of this arbitration provision shall be settled by arbitration which shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association as such rules shall be in effect on the date of delivery of demand for arbitration. The arbitration of such issues, including the determination of the amount of any damages suffered by either party hereto by reason of the acts or omissions of the other, shall be to the exclusion of any court of law. The decision of the arbitrators or a majority of them shall be final and binding on both parties and their respective heirs, executors, administrators, successors and assigns. There shall be three arbitrators, one to be chosen directly by each party at will and the third arbitrator to be selected by the two arbitrators so chosen. Each party shall pay the fees of the arbitrator selected by him and of his own attorneys and the expenses of his witnesses and all other expenses connected with the presentation of his case. All other costs of the arbitration, including the cost of the record or transcripts thereof, if any, administrative fees, and all other fees and costs shall be borne equally by the parties.

        10.     NON-ASSIGNABILITY.

        The obligations of Executive hereunder are personal and may not be assigned or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer.

        11.     AMENDMENT.

        No term or provision of this Agreement may be modified, waived, amended, discharged or changed orally and any such modification, waiver, amendment, discharge, or change shall be valid, binding and enforceable only when set forth in a written agreement executed by both of the parties hereto.




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        12.     NOTICES.

        All notices which a party is required or may desire to give to the other party under or in connection with this Agreement shall be sufficient if given by addressing same to the other party as follows:

                1.      If to Executive to:
                        Peter L. Jensen
                        2158 Balboa Avenue
                        Del Mar, CA 92014


                2.      If to the Company to:
                        Western Water Company
                        4660 La Jolla Village Drive
                        Suite 825
                        San Diego, CA 92122


or at such other place as may be designated in writing by like notice. Any notice shall be deemed to have been delivered when addressed as required herein and deposited, postage prepaid, in the United States Mail.

        13.     ENTIRE AGREEMENT.

        This Agreement contains the entire agreement of the Company and Executive relating to the subject matter hereof, and it replaces and supersedes any and all prior agreements between the parties relating to the same subject matter, including without limitation, the Old Agreement. In connection therewith, by execution of this Agreement, Executive and the Company hereby terminate in its entirety the Old Agreement effective as of the date hereof, which shall thereafter cease to have any force or effect, except that Executive shall be entitled to receive any payments as provided therein of any amounts and benefits that have accrued to him thereunder through the date hereof.



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        IN WITNESS WHEREOF, the parties have executed this Agreement on the date hereinabove set forth.


                                        WESTERN WATER COMPANY


                                        By:  /s/ Peter L. Jensen
                                           -------------------------------------
                                                 PETER L. JENSEN
                                                 Chairman, President and CEO



                                        EXECUTIVE


                                        By:  /s/ Peter L. Jensen
                                           -------------------------------------
                                                 PETER L. JENSEN
                                                 President



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